For Additional Information:
Ronald A. Miller
Executive VP & CFO
Phone: 585.786.1102
Email: ramiller@fiiwarsaw.com

Financial Institutions, Inc. Announces a $3 million First Quarter Profit

WARSAW, N.Y., April 22, 2009 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today announced net income of $3.0 million or $0.19 per diluted share for the first quarter of 2009.

Highlights:

•	Net interest income for the first quarter of 2009 was $17.3 million, an increase of $2.2 million or 15% over the first quarter of 2008. The increase is reflective of the growth in loans and higher net interest margin.

•	Total loans were $1.158 billion at March 31, 2009, a $185.5 million increase or 19% from March 31, 2008.

•	Commercial loans were $483.2 million at March 31, 2009, an increase of $48.9 million or 11% from one year ago.

•	Consumer loans were $674.7 million at March 31, 2009, an increase of $136.6 million or 25% from one year ago.

•	Net interest margin at 4.09% for the first quarter of 2009 increased 2 basis points from the fourth quarter of 2008 and increased 36 basis points from the same quarter last year.

•	Remains “well capitalized” with total equity capital of $191.7 million, a leverage capital ratio of 7.96% and a total risk-based capital ratio of 12.49%.

•	Provision for loan losses of $1.9 million for the first quarter 2009 exceeded net charge-offs of $1.0 million resulting in a $908 thousand increase in the allowance for loan losses to $19.7 million or 1.70% of total loans.

“We are pleased to be starting 2009 with a solid first quarter,” said Peter G. Humphrey, President and Chief Executive Officer of the Company. “Our results are particularly gratifying in light of the recent financial market difficulties. Our 2008 business development success continued as commercial loans outstanding were $483.2 million, an increase of $17.7 million or 4% from year-end and consumer loans increased $19.1 million or 3% in the first quarter. As loans and deposits increased over the prior quarter, our capital, liquidity and asset quality remained strong. These factors, along with higher revenues and our discipline in cost containment have resulted in the continued improvement of our core operations.”

Net Interest Income

Net interest income was $17.3 million for the first quarter of 2009, relatively level with the fourth quarter of 2008 and up $2.2 million or 15% compared with the first quarter of 2008. Net interest margin improved to 4.09% in the first quarter of 2009, compared with 4.07% in the fourth quarter of 2008 and 3.73% in the first quarter of 2008. An improved mix of earning assets, primarily driven by growth in the loan portfolio, coupled with a significant decline in funding costs were the primary factors driving the increase in net interest income.

Noninterest Income

Noninterest income for the first quarter of 2009 was $4.7 million, compared with a noninterest loss of $(25.1) million and noninterest income of $4.7 million in the fourth and the first quarters of 2008, respectively. Absent a $29.9 million other-than-temporary impairment charge, noninterest income in the fourth quarter of 2008 would have been $4.8 million. Service charges on deposits, including nonsufficient fund fees, were down in the first quarter of 2009 as compared to the prior quarter and the same quarter a year ago, a trend that is being seen on a national level in the banking industry.

Noninterest Expense

Noninterest expense for the first quarter of 2009 was $16.1 million, an increase of $684 thousand from the fourth quarter of 2008 and an increase of $1.8 million from the first quarter of 2008. The most significant cause for the increase was higher FDIC assessments, a result of changes in FDIC deposit insurance coverage and changes in premiums mandated by the FDIC to replenish deposit insurance reserves. Also impacting first quarter of 2009 were increases in salaries and benefits due to higher incentive compensation and pension benefit costs, increases in occupancy and equipment costs associated with the opening of two new branches in the suburban Rochester area during 2008, and increases in professional services expense.

Balance Sheet

Total assets at March 31, 2009 were $2.030 billion, up $113.5 million from $1.917 billion at December 31, 2008. Total loans were $1.158 billion at March 31, 2009, an increase of $36.9 million from $1.121 billion at December 31, 2008. Total deposits increased $104.0 million to $1.737 billion at March 31, 2009, versus $1.633 billion at December 31, 2008. The increase in deposits in the first quarter of 2009 was principally attributed to an increase in public fund deposits.

Asset Quality and Capital Ratios

Net-charge-offs decreased by $259 thousand from the fourth quarter to $998 thousand, or 0.35% of average loans and non-performing loans increased by $931 thousand over the previous quarter to $9.1 million, or 0.79% of total loans. The provision for loan losses was $1.9 million for the quarter, compared to $2.6 million last quarter and $716 thousand a year ago. The allowance for loan losses was $19.7 million at March 31, 2009, compared with $18.7 million at December 31, 2008. At March 31, 2009 non-performing assets included $3.4 million in non-performing pooled trust preferred securities on which interest payments are being deferred. At March 31, 2009 the allowance for loan losses represented 1.70% of total loans and 215% of non-performing loans.

At March 31, 2009, all of the Company’s regulatory capital ratios exceeded the guidelines required to be considered a “well capitalized institution” as established by the Company’s primary banking regulators. Well capitalized levels are considered to be at least 5.00% for the leverage ratio and 10.00% for the total risk-based capital ratio. At March 31, 2009, the Company’s leverage ratio was 7.96% and the total risk-based capital ratio was 12.49%.

About Financial Institutions, Inc.

With over $2.0 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity includes approximately 670 employees. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, and general economic and credit market conditions nationally and regionally, The Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2009	2008
	March 31,	December 31,	September 30,	June 30,	March 31,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents:
Cash and due from banks	$48,073	34,528	54,105	60,640	49,460
Federal funds sold and interest-bearing deposits	74,616	20,659	22,599	2,409	53,539

Total cash and cash equivalents	122,689	55,187	76,704	63,049	102,999
Investment securities:
Available for sale	553,710	547,506	607,357	669,752	688,504
Held-to-maturity	60,675	58,532	64,434	56,508	57,631

Total investment securities	614,385	606,038	671,791	726,260	746,135
Loans held for sale	2,290	1,013	1,008	926	1,099
Loans:
Commercial	174,505	158,543	156,809	140,745	144,976
Commercial real estate	266,176	262,234	248,267	250,872	245,148
Agriculture	42,524	44,706	46,490	45,231	44,162
Residential real estate	170,834	177,683	173,893	172,396	168,738
Consumer indirect	283,465	255,054	227,971	177,967	142,565
Consumer direct and home equity	220,440	222,859	224,693	223,538	226,855

Total loans	1,157,944	1,121,079	1,078,123	1,010,749	972,444
Allowance for loan losses	19,657	18,749	17,420	16,038	15,549

Total loans, net	1,138,287	1,102,330	1,060,703	994,711	956,895
Total interest-earning assets	1,843,522	1,743,141	1,789,499	1,749,808	1,771,676
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	2,030,429	1,916,919	1,945,819	1,895,448	1,912,652
Deposits:
Noninterest-bearing demand	279,284	292,586	293,027	288,258	268,419
Interest-bearing demand	392,353	344,616	376,098	338,290	356,758
Savings and money market	396,644	348,594	383,456	372,317	380,167
Certificates of deposit	668,999	647,467	607,833	596,890	622,628

Total deposits	1,737,280	1,633,263	1,660,414	1,595,755	1,627,972
Borrowings	78,761	70,820	114,684	89,465	70,336
Total interest-bearing liabilities	1,536,757	1,411,497	1,482,071	1,396,962	1,429,889
Shareholders’ equity	191,676	190,300	152,770	188,998	197,364
Common shareholders’ equity (1)	138,519	137,226	135,195	171,417	179,783
Tangible common shareholders’ equity (2)	100,946	99,577	97,468	133,614	141,903
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$3,503	3,463	(9,797)	(5,803)	944
Common shares outstanding	10,805	10,798	10,806	10,913	10,992
Treasury shares	543	550	542	435	356
CAPITAL RATIOS
Leverage ratio	7.96%	8.05	7.37	9.17	9.38
Tier 1 risk-based capital	11.23%	11.83	11.10	14.58	15.34
Total risk based capital	12.49%	13.08	12.35	15.83	16.59
Common equity to assets	6.82%	7.16	6.95	9.04	9.40
Tangible common equity to tangible assets (2)	5.07%	5.30	5.11	7.19	7.57
Common book value per share	$12.82	12.71	12.51	15.71	16.36
Tangible common book value per share (2)	$9.34	9.22	9.02	12.24	12.91

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2009	2008
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$23,093	98,948	24,582	24,558	24,536	25,272
Interest expense	5,766	33,617	7,269	7,812	8,349	10,187

Net interest income	17,327	65,331	17,313	16,746	16,187	15,085
Provision for loan losses	1,906	6,551	2,586	1,891	1,358	716

Net interest income after provision
for loan losses	15,421	58,780	14,727	14,855	14,829	14,369

Noninterest income (loss):
Service charges on deposits	2,320	10,497	2,685	2,794	2,518	2,500
ATM and debit card	811	3,313	853	852	856	752
Broker-dealer fees and commissions	269	1,458	235	363	401	459
Loan servicing	257	664	134	112	232	186
Company owned life insurance	260	563	294	223	27	19
Net gain on sale of loans held for sale	170	339	35	48	92	164
Net gain on sale of other assets	158	305	51	102	115	37
Net gain on investment securities	54	288	56	12	47	173
Impairment charge on investment securities	(50)	(68,215)	(29,870)	(34,554)	(3,791)	—
Other	442	2,010	421	700	435	454

Total noninterest income (loss)	4,691	(48,778)	(25,106)	(29,348)	932	4,744

Noninterest expense:
Salaries and employee benefits	8,731	31,437	7,811	7,021	8,169	8,436
Occupancy and equipment	2,876	10,502	2,713	2,642	2,567	2,580
Professional services	849	2,141	637	467	480	557
FDIC assessments	680	674	305	236	88	45
Computer and data processing	617	2,433	669	603	580	581
Supplies and postage	465	1,800	447	475	437	441
Advertising and promotions	174	1,453	548	472	283	150
Other	1,686	7,021	2,264	1,493	1,781	1,483

Total noninterest expense	16,078	57,461	15,394	13,409	14,385	14,273

Income (loss) before income taxes	4,034	(47,459)	(25,773)	(27,902)	1,376	4,840
Income tax expense (benefit)	1,067	(21,301)	(22,631)	524	(255)	1,061

Net income (loss)	$2,967	(26,158)	(3,142)	(28,426)	1,631	3,779

Preferred stock dividends	918	1,538	426	371	370	371
Net income (loss) applicable to
common shareholders	$2,049	(27,696)	(3,568)	(28,797)	1,261	3,408

STOCK AND RELATED PER SHARE DATA
Net income (loss) per share – basic	$0.19	(2.56)	(0.33)	(2.68)	0.12	0.31
Net income (loss) per share – diluted	$0.19	(2.56)	(0.33)	(2.68)	0.12	0.31
Cash dividends declared on common stock	$0.10	0.54	0.10	0.15	0.15	0.14
Common dividend payout ratio (3)	52.63%	NA	NA	NA	125.00	45.16
Dividend yield (annualized)	5.32%	3.76	2.77	2.98	3.76	2.97
Stock price (Nasdaq: FISI):
High	$14.95	22.50	20.27	22.50	20.00	20.78
Low	$3.27	10.06	10.06	14.82	15.25	15.10
Close	$7.62	14.35	14.35	20.01	16.06	18.95

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2009	2008
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and interest-bearing deposits	$43,618	26,568	17,089	12,897	35,733	40,807
Investment securities (4)	601,199	721,551	666,917	721,419	744,648	753,823
Loans (5):
Commercial	165,688	149,927	158,517	150,373	150,380	140,340
Commercial real estate	268,749	247,475	253,179	246,746	244,688	245,232
Agriculture	42,690	45,035	44,299	45,965	44,504	45,373
Residential real estate	174,659	171,262	175,200	173,175	169,925	166,682
Consumer indirect	267,360	185,197	244,891	200,586	156,728	137,756
Consumer direct and home equity	221,024	224,343	222,235	222,241	223,906	229,035

Total loans	1,140,170	1,023,239	1,098,321	1,039,086	990,131	964,418
Total interest-earning assets	1,787,470	1,772,179	1,782,938	1,774,201	1,771,801	1,759,635
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	1,963,764	1,905,345	1,924,174	1,908,577	1,897,514	1,890,874
Interest-bearing liabilities:
Interest-bearing demand	360,470	347,702	360,970	342,188	342,463	345,102
Savings and money market	371,738	369,926	373,034	366,449	378,799	361,425
Certificates of deposit	668,041	617,381	629,111	591,025	615,950	633,599
Borrowings	71,363	91,715	105,164	118,023	73,902	69,335

Total interest-bearing liabilities	1,471,612	1,426,724	1,468,279	1,417,685	1,411,114	1,409,461
Noninterest-bearing demand deposits	281,690	280,467	284,643	294,136	275,570	267,322
Total deposits	1,681,939	1,615,476	1,647,758	1,593,798	1,612,782	1,607,448
Total liabilities	1,772,377	1,722,440	1,766,239	1,727,473	1,702,211	1,693,300
Shareholders’ equity	191,387	182,905	157,935	181,104	195,303	197,574
Common equity (1)	138,281	164,454	136,887	163,527	177,722	179,993
Tangible common equity (2)	$100,660	126,643	99,191	125,754	139,872	142,067
Common shares outstanding:
Basic	10,716	10,818	10,717	10,738	10,879	10,938
Diluted	10,747	10,818	10,717	10,738	10,928	10,975
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and interest-bearing deposits	0.25%	2.33	1.09	2.10	2.18	3.06
Investment securities	4.54%	4.84	4.72	4.66	4.92	5.05
Loans	6.04%	6.61	6.35	6.52	6.65	6.97
Total interest-earning assets	5.39%	5.83	5.69	5.73	5.83	6.05
Interest-bearing demand	0.25%	0.93	0.69	0.86	0.89	1.30
Savings and money market	0.27%	1.02	0.68	0.93	1.02	1.47
Certificates of deposit	2.76%	3.62	3.09	3.33	3.72	4.31
Borrowings	4.21%	4.65	4.23	4.30	5.05	5.51
Total interest-bearing liabilities	1.59%	2.36	1.97	2.19	2.38	2.91
Net interest rate spread	3.80%	3.47	3.72	3.54	3.45	3.14
Net interest rate margin	4.09%	3.93	4.07	3.98	3.94	3.73
Net income (loss) (annualized returns on):
Average assets	0.61%	(1.37)	(0.65)	(5.93)	0.35	0.80
Average equity	6.29%	(14.30)	(7.91)	(62.44)	3.36	7.69
Average common equity (6)	6.01%	(16.84)	(10.37)	(70.06)	2.85	7.62
Average tangible common equity (7)	8.25%	(21.87)	(14.31)	(91.10)	3.63	9.65
Efficiency ratio (8)	69.72%	64.07	66.65	58.10	64.21	67.64

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2009	2008
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$8,826	8,189	8,189	7,609	6,254	7,353
Accruing loans past due 90 days or more	301	7	7	32	1	2

Total non-performing loans	9,127	8,196	8,196	7,641	6,255	7,355
Foreclosed assets	877	1,007	1,007	1,009	1,235	1,257
Non-performing investment securities	3,396	49	49	—	—	—
Total non-performing assets	$13,400	9,252	9,252	8,650	7,490	8,612

Net loan charge-offs	$998	3,323	1,257	509	869	687
Net charge-offs to average loans (annualized)	0.35%	0.32	0.46	0.20	0.35	0.29
Total non-performing loans to total loans	0.79%	0.73	0.73	0.71	0.62	0.76
Total non-performing assets to total assets	0.66%	0.48	0.48	0.44	0.40	0.45
Allowance for loan losses to total loans	1.70%	1.67	1.67	1.62	1.59	1.60
Allowance for loan losses to
non-performing loans	215%	229	229	228	256	211

(1) Excludes preferred shareholders’ equity.
(2) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(3) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period. There is no ratio shown for periods where the Company both declares a dividend and incurs a loss during the period because the ratio would result in a negative payout since the dividend declared (paid out) will always be greater than 100% of earnings.

(4) Average investment securities shown at adjusted amortized cost.

(5) Includes nonaccrual loans.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.